EXHIBIT 5.1

RICHARDSON & PATEL
10900 Wilshire Blvd. Suite 500
Los Angeles, California 90024
Telephone (310) 208-1183
Facsimile (310) 208-1154

December 29, 2006

Spicy Pickle Franchising, Inc. (fka Spicy Pickle Franchising, LLC)
90 Madison Street, Suite 700
Denver, Colorado 80206

Re:	Registration Statement No. 333-138228 on Form SB-2 (the “registration statement”)

Gentlemen:

  We have acted as counsel to Spicy Pickle Franchising, Inc., a Colorado corporation (the “Company”), in connection with the registration statement filed with the Securities and Exchange Commission (the “Commission”) on Form SB-2 of 18,240,000 shares of the Company’s common stock, $.001 par value (the “Shares”) as follows: (a) 8,240,000 Shares which have been issued to certain selling stockholders and (b) the issuance and sale of up to 10,000,000 Shares by the Company to the public in a direct public offering. In connection with the registration statement, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and the issuance (or proposed issuance) of the Shares, the Company’s Certificate of Incorporation and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to render the following opinion.

Based upon that review and subject to the qualifications and limitations stated herein, we are of the opinion that (1) the 8,240,000 Shares now issued are validly issued, fully paid, and non-assessable and (2) the 10,000,000 Shares are duly authorized and, if issued and sold pursuant to the terms of the registration statement against payment of the consideration therefor as provided therein will be validly issued, fully paid, and non-assessable.

  We hereby consent to the use of this opinion in the registration statement filed with the Commission in connection with the registration of the Shares and to reference to our firm under the heading “Legal Matters” in the registration statement and the prospectus included therein. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the registration statement, including this opinion as an exhibit or otherwise.

/s/ RICHARDSON & PATEL LLP
RICHARDSON & PATEL